UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2017

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, Michigan		48309-3511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 32-2-663-98-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On October 1, 2017, WABCO Holdings Inc. (the “Company”), through a wholly owned subsidiary, completed its previously announced acquisition of Meritor Inc.’s (“Meritor”) partnership interest in Meritor WABCO Vehicle Control Systems, the North American joint venture formed by affiliates of the Company and Meritor, respectively, in 1990.

As a result of the transaction, the legal partnership between Meritor and the Company has terminated.

The total purchase price for Meritor’s partnership interest was $250 million. Immediately prior to the closing Meritor received a final closing partnership distribution.

In connection with the acquisition, Meritor WABCO Vehicle Control Systems entered into a new ten-year distribution agreement with a Meritor affiliate to serve as the exclusive distributor for a certain range of WABCO’s Aftermarket products in the U.S. and Canada and its non-exclusive distributor in Mexico. Both parties have options to terminate these distribution arrangements at certain points in the next three and half years for an exercise price between $225 million and $265 million, based on the earnings of the business.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this Current Report on Form 8-K and in the exhibit attached hereto contain certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2017	WABCO HOLDINGS INC.

	By:	/s/ ALEXANDER DE BOCK
	Name:	Alexander De Bock
	Title:	Interim Chief Financial Officer